Exhibit 10.19

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of June 6, 2019, (the “Effective Date”) by and between EQC CAPITOL TOWER PROPERTY LLC, a Delaware limited liability company (“Landlord”), and CROWDSTRIKE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain lease dated April 20, 2018 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 25,805 rentable square feet (the "Original Premises") described as Suite No. 1400 on the 14th floor of the building commonly known as Capitol Tower located at 206 East 9th Street, Austin, Texas (the "Building").

B.Tenant has requested that additional space containing approximately 10,580 rentable square feet described as Suite No. 1750 on the 17th floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Expansion. Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 25,805 rentable square feet on the 14th floor to 36,385 rentable square feet on the 14th and 17th floors by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date (as defined in the Lease). The Expansion Space is subject to all the terms and conditions of the Lease (including all restrictions set forth in Section 5 of the Lease, provided that in no event shall any portion of the Landlord Work, as hereinafter defined, performed by Landlord in the Expansion Space prior the delivery of same to Tenant be deemed to create any Tenant Triggered Compliance obligations), except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. Landlord and Tenant stipulate and agree that the rentable square footage of the Expansion Space is correct and shall not be remeasured, unless there is an actual physical change in the Expansion Space.

Tenant shall deliver to Landlord the first month’s estimated gross Rent obligation concurrently with its delivery of the Tenant-executed copy of this Amendment.

1.01.The “Expansion Effective Date” shall be the earlier to occur of (i) August 1, 2019 and (ii) the date upon which Tenant first occupies the Expansion Space for the conduct of its business.

1.02.If for any reason Landlord fails to deliver possession of the Expansion Space by May 15, 2019, with all Landlord Work described on Schedule A attached hereto substantially completed, including but not limited to, holding over by prior occupants, then such delay shall solely delay the Expansion Effective Date but shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date shall not be similarly extended.
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2.Base Rent.

2.01.Expansion Space from Expansion Effective Date through Termination Date. As of the Expansion Effective Date, the schedule of Base Rent payable with respect to the Expansion Space for the balance of the Term is the following:

Months of Term or Period	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date – 9/30/2020	$35.00	$30,858.33
10/1/20 – 9/30/21	$36.05	$31,784.08
10/1/21 – 9/30/22	$37.13	$32,737.61
10/1/22 – 9/30/23	$38.25	$33,719.73
10/1/23 – 9/30/24	$39.40	$34,731.33
10/1/24 – 10/31/24	$40.58	$35,778.03

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

2.02 A form of “Premises Acceptance Letter” is attached as Exhibit C (the “Premises Acceptance Letter”). Promptly after the determination of the Expansion Effective Date, Landlord and Tenant shall execute and deliver a Premises Acceptance Letter specifying the dates referenced therein. Tenant’s failure to execute and return the Premises Acceptance Letter, or to provide written objection to the statements contained in the Premises Acceptance Letter, within 30 days after the date of the Premises Acceptance Letter shall be deemed an approval by Tenant of the statements contained therein.

3.Additional Security Deposit. Within 10 Business Days after Tenant's execution hereof, Tenant shall cause the Letter of Credit to be increased by an additional $200,000 to be $1,000,000 in the aggregate. Landlord agrees to accept an amendment to the Letter of Credit or a substitute Letter of Credit from the Issuing Bank that satisfies all requirements of Exhibit F, Section IV to the original Lease. In addition, subject to the Default restrictions set forth in Exhibit F, Section IV to the original Lease, the Letter of Credit may be reduced by Tenant at each Reduction Date described below to the following amounts (in lieu of the reduction amounts set forth in the original Lease): (i) to $812,500 on October 1, 2021;
(ii) to $625,000 on October 1, 2022; and (iii) to $437,500 on October 1, 2023.

4.Tenant's Pro Rata Share. For the period commencing with the Expansion Effective Date and ending on the Termination Date, “Tenant's Pro Rata Share” for the Expansion Space is 6.03%.

5.Expenses and Taxes.

5.01.Expansion Space from Expansion Effective Date through Termination Date. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes applicable to the Expansion Space in accordance with the terms of the Lease including the cap on Controllable Expenses described in Section 2.06 of the Lease.

6.Improvements to Expansion Space.

6.01.Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment, including the improvements shown on Schedule A attached hereto (collectively, the “Landlord Work”). Landlord shall deliver the Landlord Work free from material defects and the systems serving the Expansion Space shall be in good working order upon Landlord’s delivery of possession of the Expansion

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Space as provided in Section 1.02. Landlord shall, upon delivery of possession of the Expansion Space to Tenant, deliver to Tenant a set of “as built” plans for the Landlord Work.

1.02.Responsibility for Improvements to Expansion Space. Tenant may perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as Exhibit B and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B.

7.Early Access to Expansion Space. Tenant shall have possession of the Expansion Space from and after the date that Landlord delivers possession as provided in Section 1.02. Tenant’s possession of the Expansion Space before the Expansion Effective Date shall be subject to the terms and conditions of the Lease and this Amendment, except that Tenant shall not be required to pay Base Rent, Tax Rent, or Expense Rent for the Expansion Space for any days of possession before the Expansion Effective Date during which Tenant is in possession of the Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

8.Renewal Option. Exhibit F, Section I shall continue to apply to the Premises, including the Expansion Space; provided, however, Tenant shall have the option in its Initial Renewal Notice to renew either (i) the Original Premises together with the Expansion Space or (ii) only the Original Premises (and surrender the Expansion Space on the original Termination Date). All other terms and conditions of Exhibit F, Section I shall remain and apply.

9.Right of First Refusal. Exhibit F, Section III and Exhibit A-2 to the Lease are hereby deleted in their entirety.

10.Parking. In lieu of the allotment of parking spaces described in Exhibit H, Parking Agreement, Landlord hereby grants Tenant a license to use up to 121 parking spaces in the Parking Facility, with the right of Tenant to allocate no more than 8 of those spaces as reserved spaces, and the balance of which spaces shall be non-reserved parking spaces, in either case on the terms and conditions set forth in Exhibits H and H-1. Tenant shall pay Landlord the Parking Charge applicable to each space per month, which is currently $225 plus taxes per month for unreserved spaces and
$325 plus taxes per month for reserved spaces.

11.Miscellaneous.

a.This Amendment and the attached exhibits and schedule, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

b.Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect and shall apply to the Expansion Space (including without limitation, all provisions in Exhibit G-1 to the Lease).

c.In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

d.Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
e.The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

f.Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than Jones Lang LaSalle (“Tenant’s Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners,

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officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Jones Lang LaSalle (“Landlord’s Broker”). Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

g.Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Related Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

h.This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:
EQC CAPITOL TOWER PROPERTY LLC, a Delaware limited liability company
By: /s/ Nathan Dorzweiler
Name: Nathan Dorzweiler
Title: Authorized Signatory
TENANT: CROWDSTRIKE, INC., a Delaware corporation
By: /s/ Tiffany Ketterer-Buchanan
Name: Tiffany Ketterer-Buchanan
Title: VP Finance

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EXHIBIT A
EXPANSION SPACE

17th Floor - Approximately 10,580 rentable square feet shown as shaded

EXHIBIT A
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EXHIBIT B
WORK LETTER

1.Tenant, following the delivery of the Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Expansion Space (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Expansion Space unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of Tenant’s plans for the Initial Alterations shall not be unreasonably withheld. Landlord shall review Tenant’s plans within 15 Business Days after Tenant’s delivery of such plans (in PDF, CAD and hard copy formats) to Landlord’s Building manager. Unless otherwise expressly agreed to by Landlord in writing, Tenant’s plans shall be consistent with the Building’s standards for leasehold improvements. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, or (iii) is not licensed as a contractor in the state/municipality in which the Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Tenant shall ensure that all contractors performing the Initial Alterations include Landlord and such other parties as Landlord shall require as additional insureds on the insurance policies maintained by such contractors.

2.Subject to the terms and conditions of this Exhibit, Landlord agrees to contribute the sum of $105,800 (the "Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Expansion Space.

The Allowance may only be used for the cost of construction management (including the Landlord Fee), permitting, preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) Intentionally Omitted; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (v) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance. Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations in PDF, CAD and hard copy formats, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, provided Landlord has delivered written notice to Tenant regarding the existence of such uncured default prior to receipt of Tenant’s request for disbursement of Allowance funds, and Landlord's obligation to disburse shall only resume when and if such default is cured.

3.In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by April 1, 2020, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible
EXHIBIT B

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for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

4.In addition, Tenant may utilize and apply any unused and unapplied Allowance amounts, that were granted to Tenant in Exhibit C to the original Lease in connection with the buildout of the Original Premises, towards completion of the Initial Alterations to the Expansion Space. Accordingly, the outside date for applying/using that allowance in the original Lease (which was September 1, 2019, as described in Exhibit C, paragraph 3 thereto) shall be extended to be an outside date of April 1, 2020.

5.In addition to the Allowance, Landlord shall pay cost of the test fit drawings for the Expansion Space, up to a maximum amount of $1,058. Tenant acknowledges that the baseline of the design in the test fit shall be inclusive of the Planned Speculative Improvement Plan and said design shall only contain enhancements and customizations thereto. Landlord shall pay such amount directly to the architect who prepares the test fit. To the extent the costs of that test fit exceed the amount in the first sentence of this paragraph, Tenant shall reimburse Landlord for such excess or, at Tenant’s discretion, such amount may be paid to Landlord from the Allowance.

6.Tenant shall pay a fee to Landlord or, at Landlord’s direction, to Landlord’s Building manager, equal to 1% of the hard costs of the Initial Alterations as compensation for Landlord’s project administration of the Initial Alterations, including, without limitation, review of Tenant’s plans, processing payment of the Allowance and other payment requests, coordination of the performance of the Initial Alterations and other work in the Building, monitoring of the Initial Alterations, and project close-out. Landlord shall be entitled to deduct such fee from the Allowance.

7.In addition to any delay in the Expansion Effective Day arising pursuant to Section 1.02, if Tenant shall be actually delayed in substantially completing the Initial Alterations as a result of Landlord’s failure to furnish information or approvals within any time period specified in this Exhibit, then the Expansion Effective Date shall be delayed by the number of days by which Landlord actually exceeded such time period(s) specified in this Exhibit.

8.This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
EXHIBIT B

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EXHIBIT C

PREMISES ACCEPTANCE LETTER

Date
Tenant         Address

Re: Premises Acceptance Letter with respect to that certain First Amendment to Lease dated as of     , 2019 (“Amendment”), by and between EQC Capitol Tower Property LLC, as Landlord, and CrowdStrike, Inc., as Tenant, which Amendment modifies that certain Office Lease Agreement dated April 20, 2018, between Landlord and Tenant (as amended, the “Lease”) for certain space in the Building located at 206 East 9th Street, Austin, TX.

Dear         :

In accordance with the terms and conditions of the above referenced Amendment, Tenant acknowledges and agrees:
1.Tenant accepted possession of the Expansion Space, as defined in the Amendment, on
    , 20 .

2.The Expansion Space was delivered to Tenant in the condition required under the terms of the Amendment.

3.The Expansion Effective Date as defined in the Amendment is     .

4.The Termination Date of the Lease has not been modified and continues to be as defined in the Lease.

Please acknowledge the foregoing by signing all 3 counterparts of this Premises Acceptance Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory
Acknowledged and Accepted:

Tenant:

By:

Name:

Title:

Date:
EQC Form (PAL) 2/12/19
EXHIBIT C
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SCHEDULE A
LANDLORD WORK
The Expansion Space shall be in the configuration shown below:

SCHEDULE A
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